Exhibit 99.2
Google Inc.
CONSOLIDATED BALANCE SHEETS
(In millions)

	As of December 31, 2011	As of December 31, 2012
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,983	$14,778
Marketable securities	34,643	33,310
Accounts receivable, net of allowance	5,427	7,885
Inventories	35	505
Receivable under reverse repurchase agreements	745	700
Deferred income taxes, net	215	1,144
Prepaid revenue share, expenses and other assets	1,710	2,132
Total current assets	52,758	60,454
Prepaid revenue share, expenses and other assets, non-current	499	2,011
Non-marketable equity securities	790	1,469
Property and equipment, net	9,603	11,854
Intangible assets, net	1,578	7,473
Goodwill	7,346	10,537
Total assets	$72,574	$93,798
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$588	$2,012
Short-term debt	1,218	2,549
Accrued compensation and benefits	1,818	2,239
Accrued expenses and other current liabilities	1,370	3,258
Accrued revenue share	1,168	1,471
Securities lending payable	2,007	1,673
Deferred revenue	547	895
Income taxes payable, net	197	240
Total current liabilities	8,913	14,337
Long-term debt	2,986	2,988
Deferred revenue, non-current	44	100
Income taxes payable, non-current	1,693	2,046
Deferred income taxes, net, non-current	287	1,872
Other long-term liabilities	506	740
Stockholders’ equity:
Common stock and additional paid-in capital	20,264	22,835
Accumulated other comprehensive income	276	538
Retained earnings	37,605	48,342
Total stockholders’ equity	58,145	71,715
Total liabilities and stockholders’ equity	$72,574	$93,798

Google Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2012	2011	2012
	(unaudited)			(unaudited)
Revenues:
Google (advertising and other)	$10,584	$12,905	$37,905	$46,039
Motorola Mobile (hardware and other)	—	1,514	—	4,136
Total revenues	10,584	14,419	37,905	50,175
Costs and expenses:
Cost of revenues - Google (advertising and other) (1)	3,702	4,963	13,188	17,176
Cost of revenues - Motorola Mobile (hardware and other) (1)	—	1,250	—	3,458
Research and development (1)	1,298	1,935	5,162	6,793
Sales and marketing (1)	1,268	1,751	4,589	6,143
General and administrative (1)	809	1,126	2,724	3,845
Charge related to the resolution of Department of Justice investigation	—	—	500	—
Total costs and expenses	7,077	11,025	26,163	37,415
Income from operations	3,507	3,394	11,742	12,760
Interest and other income, net	(18)	152	584	626
Income from continuing operations before income taxes	3,489	3,546	12,326	13,386
Provision for income taxes	784	639	2,589	2,598
Net income from continuing operations	2,705	2,907	9,737	10,788
Net loss from discontinued operations	—	(21)	—	(51)
Net Income	$2,705	$2,886	$9,737	$10,737
Net income (loss) per share - basic:
Continuing operations	$8.34	$8.83	$30.17	$32.97
Discontinued operations	—	(0.06)	—	(0.16)
Net income per share - basic	$8.34	$8.77	$30.17	$32.81
Net income (loss) per share - diluted
Continuing operations	$8.22	$8.68	$29.76	$32.46
Discontinued operations	—	(0.06)	—	(0.15)
Net income per share - diluted	$8.22	$8.62	$29.76	$32.31
Shares used in per share calculation - basic	324,204	329,363	322,778	327,213
Shares used in per share calculation - diluted	329,002	334,977	327,214	332,305
(1) Includes stock-based compensation expense as follows:
Cost of revenues - Google (advertising and other)	$77	$101	$249	$359
Cost of revenues - Motorola Mobile (hardware and other)	—	4	—	14
Research and development	266	364	1,061	1,325
Sales and marketing	105	130	361	498
General and administrative	88	109	303	453
	$536	$708	$1,974	$2,649

Google Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2012	2011	2012
Operating activities	(unaudited)			(unaudited)
Net income	$2,705	$2,886	$9,737	$10,737
Adjustments:
Depreciation and amortization of property and equipment	385	630	1,396	1,988
Amortization of intangible and other assets	118	323	455	974
Stock-based compensation expense	536	716	1,974	2,692
Excess tax benefits from stock-based award activities	(25)	(75)	(86)	(188)
Deferred income taxes	(183)	(289)	343	(266)
Impairment of equity investments	110	—	110	—
Gain on divestiture of business	—	—	—	(188)
Other	3	(4)	6	(28)
Changes in assets and liabilities, net of effects of acquisitions and divestiture:
Accounts receivable	(909)	(559)	(1,156)	(787)
Income taxes, net	463	156	731	1,492
Inventories	(12)	113	(30)	301
Prepaid revenue share, expenses and other assets	(104)	382	(232)	(833)
Accounts payable	29	(225)	101	(499)
Accrued expenses and other liabilities	540	278	795	762
Accrued revenue share	189	356	259	299
Deferred revenue	79	(19)	162	163
Net cash provided by operating activities	3,924	4,669	14,565	16,619
Investing activities
Purchases of property and equipment	(951)	(1,020)	(3,438)	(3,273)
Purchases of marketable securities	(17,979)	(9,164)	(61,672)	(33,410)
Maturities and sales of marketable securities	15,639	5,380	48,746	35,180
Investments in non-marketable equity securities	(70)	(450)	(428)	(696)
Cash collateral related to securities lending	(1,048)	(13)	(354)	(334)
Investments in reverse repurchase agreements	400	(150)	5	45
Acquisitions, net of cash acquired and proceeds received from divestiture, and purchases of intangibles and other assets	(550)	(97)	(1,900)	(10,568)
Net cash used in investing activities	(4,559)	(5,514)	(19,041)	(13,056)
Financing activities
Net proceeds (payments) related to stock-based award activities	15	(98)	(5)	(287)
Excess tax benefits from stock-based award activities	25	75	86	188
Proceeds from issuance of debt, net of costs	2,125	3,984	10,905	16,109
Repayments of debt	(2,125)	(4,653)	(10,179)	(14,781)
Net cash provided by (used in) financing activities	40	(692)	807	1,229
Effect of exchange rate changes on cash and cash equivalents	(52)	55	22	3
Net increase (decrease) in cash and cash equivalents	(647)	(1,482)	(3,647)	4,795
Cash and cash equivalents at beginning of period	10,630	16,260	13,630	9,983
Cash and cash equivalents at end of period	$9,983	$14,778	$9,983	$14,778

The following table presents our consolidated revenues by revenue source (in millions):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2012	2011	2012
	(unaudited)			(unaudited)
Advertising revenues:
Google websites	$7,294	$8,640	$26,145	$31,221
Google Network Members’ websites	2,880	3,436	10,386	12,465
Total advertising revenues	10,174	12,076	36,531	43,686
Other revenues	410	829	1,374	2,353
Total Google revenues (advertising and other)	10,584	12,905	37,905	46,039
Total Motorola Mobile revenues (hardware and other)	—	1,514	—	4,136
Consolidated revenues	$10,584	$14,419	$37,905	$50,175

The following table presents our Google revenues, by revenue source, as a percentage of Google revenues:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2012	2011	2012
	(unaudited)			(unaudited)
Advertising revenues:
Google websites	69%	67%	69%	68%
Google Network Members’ websites	27%	27%	27%	27%
Total advertising revenues	96%	94%	96%	95%
Other revenues	4%	6%	4%	5%
Google revenues	100%	100%	100%	100%